Exhibit 99.1

     Jaco Electronics Reports Improved First Quarter Results from
                         Continuing Operations

    HAUPPAUGE, N.Y.--(BUSINESS WIRE)--Nov. 14, 2005--Jaco Electronics, Inc. (Nasdaq:JACO):

Conference Call:     November 15, at 9:30 a.m. (Eastern)
Dial-in numbers:     888/214-7577
Webcast/Replay URL:
  http://www.investorcalendar.com/IC/CEPage.asp?ID=97856

    Jaco Electronics, Inc. (Nasdaq:JACO), a distributor of electronic components and integrator of flat panel solutions, today reported results for its fiscal 2006 first quarter ended September 30, 2005.


             Summary of Fiscal 2006 First Quarter Results
                ($ in thousands, except per-share data)

----------------------------------------------------------------------
                                                    Three Months Ended
                                                         Sept. 30,
----------------------------------------------------------------------
                                                       2005     2004
----------------------------------------------------------------------
Net sales                                           $ 52,461 $ 60,237
----------------------------------------------------------------------
Operating profit (loss)                                  275   (1,087)
----------------------------------------------------------------------
Loss from continuing operations before income taxes     (291)  (1,449)
----------------------------------------------------------------------
Loss from discontinued operations, net of taxes (1)        -      (64)
----------------------------------------------------------------------
Gain on sale of subsidiary, net of taxes                   -      831
----------------------------------------------------------------------
Net loss                                                 (99)    (247)
----------------------------------------------------------------------
Diluted loss per share from continuing operations      (0.02)   (0.16)
----------------------------------------------------------------------
Diluted loss per share from discontinued operations,
 net of taxes (1)                                          -    (0.01)
----------------------------------------------------------------------
Gain per share on sale of subsidiary, net of taxes         -     0.13
----------------------------------------------------------------------
Diluted net loss per share                             (0.02)   (0.04)
----------------------------------------------------------------------

(1) Jaco Electronics reported on September 21, 2004 the sale of its contract manufacturing subsidiary, Nexus Custom Electronics, Inc. As a result, the operations of Nexus Custom Electronics are classified as discontinued as of July 1, 2003 (the beginning of Jaco's 2004 fiscal year).


    Jaco's Chairman and Chief Executive Officer, Joel Girsky, stated, "Jaco's improved fiscal first quarter results, including the operating profit and a significantly reduced net loss from continuing operations, reflect a company-wide focus on Jaco's U.S.-based business, Asian logistics programs, our discipline in reducing the Company's costs, and an increase in gross profit margins, compared to the prior-year quarter.
    "Our flat panel display offerings continue to offer diversification to our core component distribution business and we were successful during the quarter in further utilizing the capacity of our new flat panel engineering and integration center. As reported previously, during the quarter Jaco was awarded a multi-million dollar, electronic voting machine contract from Sequoia to manufacture EDGE 2, 15-inch flat panel touch-screen voting machines for Chicago and the surrounding Cook County, Illinois regions. These products will be manufactured and shipped over the next few months.
    "The increase gross profit margins is primarily attributable to lower-margin logistics programs representing a smaller percentage of our overall revenue in the fiscal 2006 first quarter than in prior recent periods. Our balance in the market between our core U.S. distribution operations, our Far Eastern logistics services and the expanding flat panel display (FPD) market will result in quarter to quarter margin variability depending on which product has the biggest contribution to net sales. We believe that Jaco is positioned in each of these areas to support our customers with a broad range of value-added products and services.
    "During the quarter, we reduced SG&A by 21 percent on a year-over-year basis, which contributed to the operating profit achieved during the quarter. In addition, bank borrowings at September 30, 2005 were $29.9 million, a reduction of over $3 million from June 30, 2005. We continue to review expenses that would enable us to further reduce costs without impairing Jaco's operations and our ability to offer superior service to the Company's valued customers."

    Conference call and webcast

    Jaco will host a conference call and webcast on Tuesday, November 15, at 9:30 a.m. EST to discuss the fiscal 2006 first quarter results. Both the call and webcast are open to the general public:

Dial-in numbers:    888/214-7577 (U.S. and Canada)
Webcast:  http://www.investorcalendar.com/IC/CEPage.asp?ID=97856
Web Replay:         Available until February 15, 2006
Call Replay:        Available until November 22, 2005 at 11:30 a.m. ET
                    by dialing 800/633-8284 or
                    402/977-9140 for international callers
Replay access code: 21269129

    For the conference call, please call five minutes in advance to ensure that you are connected. Questions and answers will be taken only from participants on the conference call. For the webcast, please allow 15 minutes to register and download and install any necessary software.

    About Jaco Electronics

    Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays (FPD) and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.
    Jaco has two distribution centers and 16 strategically located sales offices throughout the United States, and one in Beijing, China. The Company has a new, in-house 20,000 square foot FPD integration center housing its FPD engineering and manufacturing staff and operations. The integration center enhances Jaco's ability to provide customers with unique value-added display solutions and a "one-stop" source for their FPD supply and integration requirements. The integration center efficiently accommodates small and large custom projects. In addition to customized FPD solutions, Jaco provides a variety of value-added services including automated inventory management services and assembling stock items for customers into pre-packaged kits.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release provides historical information and includes forward-looking statements that are subject to numerous assumptions, risks and uncertainties, including, but not limited to, our dependence on a limited number of distributors for our products, that most of our distributor agreements are cancelable upon short notice, the impact of downturns in our industry and the general economy, the market for our products is very competitive, the impact of disruptions in air or sea transportation and possible future legislative or regulatory changes on our business, volatility in electronic components' pricing may reduce our profit margins, the level of costs or difficulties incurred in connection with integrating the operations of businesses we acquire, the financial strength of our customers and suppliers, and other risks disclosed from time to time in our Securities and Exchange Commission filings. The forward-looking statements in this press release involve assumptions, risks and uncertainties that could cause our actual results or performance, including margins, SG&A expenses as a percentage of revenues and earnings per diluted share, to differ materially from those expressed in the forward-looking statements. We believe that all forward-looking statements made by us have a reasonable basis, but we cannot assure you that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. As a result, our actual results may differ materially from the information set forth herein.


                        JACO ELECTRONICS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)


                                                Three Months Ended
                                                   September 30,
                                                 2005         2004
                                             ------------ ------------

NET SALES                                    $52,461,032  $60,236,637
                                             ------------ ------------

Gross profit                                   7,117,418    7,601,372

Selling, general and administrative expenses   6,842,344    8,688,497
                                             ------------ ------------

Operating profit (loss)                          275,074   (1,087,125)

Interest expense                                 565,613      361,905
                                             ------------ ------------

Loss from continuing operations before
 income taxes                                   (290,539)  (1,449,030)
                                             ------------ ------------

Income tax benefit                              (191,066)    (434,700)
                                             ------------ ------------

Loss from continuing operations                  (99,473)  (1,014,330)

Loss from discontinued operations, net of
 taxes                                                        (63,652)

Gain on sale of net assets of subsidiary,
 net of taxes                                                 830,575
                                             ------------ ------------

NET LOSS                                        ($99,473)   ($247,407)
                                             ============ ============

Basic (loss) earnings per common share:

Loss from continuing operations                   ($0.02)      ($0.16)
Loss from discontinued operations, net of
 taxes                                       $      0.00       ($0.01)
Gain on sale of net assets of subsidiary,
 net of taxes                                $      0.00  $      0.13
Net loss                                          ($0.02)      ($0.04)

Diluted (loss) earnings per common share:

Loss from continuing operations                   ($0.02)      ($0.16)
Loss earnings from discontinued operations,
 net of taxes                                $      0.00       ($0.01)
Gain on sale of net assets of subsidiary,
 net of taxes                                $      0.00  $      0.13
Net loss                                          ($0.02)      ($0.04)

Weighted average common shares outstanding

Basic                                          6,267,832    6,203,403
Diluted                                        6,267,832    6,203,403


Summary Balance Sheet
As of September 30, 2005*           Supplemental Financial Statistics

Receivables (net)     $32,168,000  Per Share Price (11/11/05)    $3.60
Inventories            35,211,000  Book Value Per Share          $6.70
                                   Tangible Book Value Per Share $2.43
Revolving Credit
 Facility             $29,905,000
A/C Payable and
  Accrued Expenses     28,275,000
Shareholders' Equity  $41,972,000

* Jaco Electronics reported on September 21, 2004 the sale of its contract manufacturing subsidiary, Nexus Custom Electronics, Inc. As a result, the operations of Nexus Custom Electronics are classified as discontinued as of July 1, 2003 (the beginning of Jaco's 2004 fiscal year).


    CONTACT: Jaco Electronics, Inc.
             Jeffrey D. Gash, 631-273-5500
             jgash@jacoelect.com
              or
             Jaffoni & Collins Incorporated
             Joseph N. Jaffoni or Robert L. Rinderman, 212-835-8500 jaco@jcir.com